Exhibit 23



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 27, 1999 (except with respect to the matter discussed in Note 2, as to which the date is April 5, 1999) included in Western Resources, Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this Registration Statement.



                                     /s/ Arthur Andersen LLP
                                         ARTHUR ANDERSEN LLP

Kansas City, Missouri
December 22, 1999